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                                                                     EXHIBIT 5.1

STAHL & ZELMANOVITZ
767 Third Avenue
New York, NY 10017


October 19, 2004


NGAS Resources, Inc.
120 Prosperous Place - Suite 120
Lexington, KY 40509

Re:  Registration Statement on Form S-8
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Ladies and Gentlemen:

         We refer to the registration statement (the "Registration Statement") of NGAS Resources, Inc., a British Columbia corporation (the "Company"), on Form S-8 to be filed with the Securities and Exchange Commission, covering the registration under the Securities Act of 1933, as amended (the "Securities Act"), of up to 4,000,000 shares of common stock, no par value, of the Company (the "Shares") issuable to the selling shareholders named or referred to therein under the Incentive Stock and Stock Option Plan of the Company described therein (the "Plan").

         We have examined the Registration Statement, the governing instruments of the Company, the Plan and such records, certificates and other documents as we have considered necessary or appropriate for the purposes of this opinion. Based upon the foregoing, it is our opinion that:

         1. The Company is duly organized, validly existing and in good standing under the laws of the Province of British Columbia, Canada.

         2. The Shares issuable under the Plan are duly authorized and, when issued upon the award of common shares under the Plan or the exercise of stock options granted under the Plan, are or will be validly issued, fully paid and nonassessable.

         3. The Plan is in compliance with the requirement of the Employee Retirement Income Security Act of 1974, as amended, to the extent subject thereto.

         We hereby consent to the use of this opinion as an exhibit to the Registration Statement.

                                           Very truly yours,


                                           STAHL & ZELMANOVITZ


                                           By: /s/ Douglas Stahl
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                                               Douglas Stahl,
                                               Partner